                                                          Exhibit 4.5

               No. of Shares Covered By Option:     100,000

        Void after 5:00 p.m. Philadelphia Time on January 13, 1996

                      OPTION TO PURCHASE COMMON STOCK
                                    OF
                              JUDICATE, INC.

     This is to certify that, for value received, Victor Wang ("Holder") is entitled to purchase, subject to the provisions of this Option, from Judicate, Inc., a Delaware corporation ("Company"), 100,000 shares of Common Stock, $.0001 par value, of the Company ("Common Stock"), at a price of sixty two and one half cents ($.62 1/2) per share, or an aggregate of Sixty Two Thousand Five Hundred Dollars ($62,500), by cash, certified check, or bank draft at any time on or after the date hereof, to and including January 13, 1996, subject, however, to the provisions and upon the terms and conditions hereinafter set forth. The number of shares of Common Stock to be received upon the exercise of this Option and the price to be paid for a share of Common Stock may be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as "Option Shares" and the exercise price of the share of Common Stock in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the "Exercise Price".

     (a) EXERCISE OF OPTION. Subject to the provisions of the preceding paragraph and Section (g) hereof, this Option may be exercised in whole or in part at any time on or after the date hereof and until January 13, 1996 or, if either such day is a day on which banking institutions in the Commonwealth of Pennsylvania are authorized by law to close, then on the next succeeding day which shall not be such a day, by presentation and surrender hereof to the Company at its principal office, or at the office of its stock transfer agent, if any, with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price for the number of shares specified in such form. If this Option should be exercised in part only, the Company shall, upon surrender of this Option for cancellation, execute and deliver a new Option evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder. The term "Option" as used herein includes any Options into which this Option may be divided or exchanged. Upon receipt by the Company of this Option at its office, or by the stock transfer agent of the Company at its office, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, provided, however, that if the date of surrender of such Options and payments of such Exercise Price, the transfer books for the Common Stock shall be closed, the certificates for the shares or other securities in respect of which such Options are then exercised shall be issuable as of the date on which such books shall next be opened and until such date the Company shall be under no duty to deliver any certificate for such shares or other securities and the Holder shall not be deemed to have become a holder of record of such shares or the owner of any such other securities.


     (b) RESERVATION OF SHARES. The Company hereby agrees that at all times there shall be reserved for issuance and/or delivery upon exercise of this Option such number of shares of its Common Stock as shall be required for issuance and delivery upon exercise of this Option.

     (c) FRACTIONAL SHARES. The Company shall not be required to issue fractions of shares on the exercise of Options. If any fraction of a share would, except for the provisions of this Section, be issuable on the exercise of any Option, the Company will (1) if the fraction of a share otherwise issuable is equal to or less than one-half, round down and issue to the Holder only the largest whole number of shares of Common Stock to which the Holder is otherwise entitled, or (2) if the fraction of a share otherwise issuable is greater than one-half, round-up and issue to the Holder one additional share of Common Stock in addition to the largest whole number of shares of Common Stock to which the holder is otherwise entitled.

     (d) NO ASSIGNMENT; LOSS OR OPTION. This Option may not be sold, transferred or assigned. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Option, and (in the case of loss, theft or destruction) of such indemnification as the Company may in its discretion impose, and upon surrender and cancellation of this Option, it mutilated, the Company will execute and deliver a new Option of the like tenor and date.

     (e) RIGHTS OF THE HOLDER. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Option and are not enforceable against the Company except to the extent set forth herein.

     (f) The Holder of this Option, by acceptance hereof, agrees that prior to the disposition of the Option or of any shares of Common Stock purchased upon the exercise hereof such Holder will give written notice to the Company, expressing such Holder's intention of effecting such disposition, and describing briefly such Holder's intention as to the manner of disposition. Promptly upon receiving such notice, the Company shall present copies thereof to its counsel. If, in the opinion of such counsel, the proposed disposition does not require registration under the Securities Act of 1933, as then in force (the "Act"), or any similar Federal statute then in force, of this Option or the shares of Common Stock issuable or issued upon the exercise of this Option, the Company shall, as promptly as practicable, notify the Holder hereof of such opinion, whereupon such Holder shall be entitled (subject to the provisions of paragraph 2) to dispose of this Option or any shares theretofore issued upon the exercise hereof, all in accordance with the terms of the notice delivered by such Holder to the Company. If, in the reasonable opinion of such counsel, the proposed disposition will require registration or qualification under the Act or otherwise, the disposition shall not be effected without registration, except in accordance with a "no action" letter form the Staff of the Securities and Exchange Commission or other governmental authority having jurisdiction thereof to the effect that no such registration or qualification is required.

     (g)  (1)  The Company agrees that for a period of two (2) years following the date hereof, if the Company intends to file a registration statement for the public sale of its securities (excluding registration statements in connection with mergers, acquisitions or employee option or benefit plans), the Company will notify Holder and all holders of underlying shares of Common Stock issuable upon the exercise of the Options (such underlying shares of Common Stock being hereinafter referred to as the "Option Shares") at least thirty (30) days prior to such filing and, if so requested by any Holder of Options (and/or Option Shares) then restricted from public resale under the Act, the Company will include in such registration statement any information necessary to permit a public offering of such Holders' Option Shares during a period of nine (9) months (or until the Option Shares registered thereby have been sold and a prospectus is no longer required to be delivered with respect thereto), and the Company will qualify the Option Shares for sale under the "blue sky" laws of such jurisdictions as the Holders of Option Shares included in such registration statement shall reasonably request. The cost of any such registration statement shall be borne by the Company.

          (2) In the event the Company shall fail or refuse to register the Option Shares at the time or in the manner specified in this paragraph (1), the Holder of Options or Option Shares shall have the right (but not the obligation) to require the Company to repurchase any or all Options and/or Option Shares at a price equal to the fair market value thereof. The right of such Holder pursuant to this subparagraph (2) shall be exercised by written notice to the Company given in the manner herein provided (the "Notice"). Payment by the Company for the Options and/or Option Shares which are subject of the Notice shall be made within thirty (30) days following the date thereof. For purposes hereof, the fair market value of an Option shall equal the difference between the exercise price of such Option and the current market value of the underlying Option Share. The current market value of Option Shares shall be determined as follows:

               (a) If the Option Shares are identical or substantially identical to stock of the Company which is then listed on any securities exchange, the current value thereof shall equal the average of the last sale prices of such identical or substantially identical stock on each such exchange on the ten business days immediately preceding the date of the Notice;

               (b) If the Option Shares are not identical or substantially identical to stock of the Company which is listed on a securities exchange but are identical or substantially identical to stock of the Company which is quoted in the over-the-counter market by at least one market maker during ten or more of the thirty business days immediately preceding the date of the Notice, the current market value thereof shall be the highest bid price so quoted during such thirty business day period;

               (c) If the Option Shares are not listed on a securities exchange or quoted in the over-the-counter market as set forth in (1) or (2) above, the current value thereof shall be determined by arbitration according to the rules then obtaining of the American Arbitration Association by a panel of three arbitrators, one of whom shall be selected by the Company, one of whom shall be selected by the Holder or Options or Option Shares, and the third of whom shall be selected by the first two.


     IN WITNESS WHEREOF, JUDICATE, INC. has caused this Option to be signed by its duly authorized officers under its corporate seal this 13th day of January, 1994.


                                     JUDICATE, INC.


                                     By:     /s/ Stephen J. Drescher
                                         ----------------------------------
                                         Stephen J. Drescher, President

[SEAL]

Attest:

/s/ Milton M. Adler

Secretary

[CORPORATE SEAL]